Exhibit 5.1

[Letterhead of McDermott, Will & Emery LLP]

January 14, 2009

Actuant Corporation

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Actuant Corporation, a Wisconsin corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Act of an indeterminate amount of (i) one or more series of its debt securities (“Debt Securities”), (ii) warrants, (iii) stock purchase contracts, (iv) stock purchase units, (v) shares of the Company’s Cumulative Preferred Stock, $1.00 par value per share (“Preferred Stock”), (vi) depositary shares and (vii) shares of the Company’s Class A Common Stock, par value $.20 per share (the “Class A Common Stock”) (collectively, the “Securities”), all of which Securities may be sold from time to time as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

We have also assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (each, a “Board Action”) and in accordance with the Company’s Articles of Incorporation, as amended (the “Articles”), the Company’s Bylaws, as amended, and applicable Wisconsin law, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Act, (iii) all Securities will be issued and sold in compliance with applicable federal and state

Actuant Corporation

January 14, 2009

securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (iv) a Prospectus Supplement will have been filed with the Securities and Exchange Commission describing the Securities offered thereby, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (vii) the Securities as executed and delivered do not result in a default under or breach of any agreement or instrument binding upon the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. When the indenture governing the Debt Securities has been duly executed on behalf of the Company and the trustee thereunder (the “Trustee”), and when the Debt Securities have been (i) duly established by the indenture related to such Debt Securities or any supplemental indenture thereto, (ii) duly authorized and established by applicable Board Action and duly authenticated by the Trustee and (iii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement, the indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

2. When the warrants to purchase Debt Securities have been (i) duly authorized and established by applicable Board Action and (ii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the warrants to purchase Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

3. When the stock purchase contracts have been (i) duly authorized and established by applicable Board Action and (ii) duly executed and delivered on behalf of the Company against payment therefore in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement and as contemplated by the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the stock

Actuant Corporation

January 14, 2009

purchase contracts will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

4. When the stock purchase units have been (i) duly authorized and established by applicable Board Action and (ii) duly executed and delivered on behalf of the Company against payment therefore in accordance with the terms of such Board Action, any applicable underwriting or purchase agreement and as contemplated by the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the stock purchase units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

To the extent that the obligations of the Company under the applicable indenture governing the Debt Securities may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indenture governing such Debt Securities and (ii) that the indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

We express no opinion herein regarding the validity or issuance of the Class A Common Stock, Preferred Stock, depository shares or warrants (other than the warrants to purchase Debt Securities as to which we express our opinion in paragraph 2 above), which matters are being addressed by Quarles & Brady LLP.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States federal law, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Helen R. Friedli, a partner in our firm, is Corporate Secretary of the Company.

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the references to our firm under the caption “Certain Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration

Actuant Corporation

January 14, 2009

Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP